EXHIBIT 23

Wipfli LLP
3703 Oakwood Hills Parkway
Eau Claire, WI 54701

PO Box 690
Eau Claire, WI 54702-0690

715.832.3407
fax 715.832.0475

www.wipfli.com

CONSENT OF INDEPENDENT AUDITORS

Citizens Community Bancorp
Eau Claire, Wisconsin

We consent to the incorporation by reference of our report dated December 4, 2006, with respect to the consolidated financial statements of Citizens Community Bancorp for the year ended September 30, 2006, included in this annual report on Form 10-K, in the Registration Statement on Form S-8 pertaining to the Citizens Community Bancorp 2004 Recognition and Retention Plan (File No. 333-128252) in the Registration Statement Form S-8 pertaining to the Citizens Community Bancorp 2004 Stock Option and Incentive Plan (File No. 333-127996).

Wipfli LLP

Eau Claire, Wisconsin
December 21, 2006